UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2025

Clean Energy Technologies, Inc.

(Exact name of registrant as specified in its charter)

001-41654	20-2675800
(Commission File Number)	(IRS Employer Identification Number)

1340 Reynolds Avenue, Unit 120 Irvine, CA	92614
(Address of Principal Executive Offices)	(Zip Code)

(949) 273-4990

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	CETY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 4, 2025, Clean Energy Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with Pacific Pier Capital II, LLC, a Delaware limited liability company (“Pacific Pier”), pursuant to which the Company sold, and Pacific Pier purchased, (i) a convertible promissory note in the principal amount of $345,000 (the “Note”), and (ii) 45,000 shares of Company common stock (the “Shares”), for an aggregate purchase price of $310,500.00 (the “Transaction”).

The Transaction was funded by Pacific Pier and closed on April 7, 2025, and on or about April 7, 2025, pursuant to the SPA, Pacific Pier’s legal expenses of $10,000 were paid from the gross purchase price, the Company receiving net funding of $300,500, and the Note and Shares were issued to Pacific Pier.

The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The SPA requires that the proceeds from the Transaction be used for business development and the payment of amounts owed to service providers of the Company, but not for repayment of indebtedness owed to officers, directors or employees of the Company or their affiliates, the repayment of any debt issued in corporate finance transactions, any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with the Company’s currently existing operations), or any loan, credit, or advance to any officers, directors, employees, or affiliates of the Company. The SPA also (i) requires the Company to satisfy the shareholder approval requirements of Nasdaq Listing Rule 5635, (ii) prohibits the issuance of more than 1,250,000 shares of Company common stock (the “Exchange Cap”) to Pacific Pier in the aggregate until shareholder approval has been received to issue shares in excess of the Exchange Cap and such approval has become effective pursuant to the rules promulgated under the Securities Exchange Act of 1934, as amended, and (iii) requires the Company to (a) file a preliminary information statement on Schedule 14C in connection with the issuance of shares in excess of Exchange Cap under the Transaction with the U.S. Securities and Exchange Commission (the “SEC”) on or before the earlier of fifteen (15) calendar days after the date that the Company files its Annual Report on Form 10-K for the period ending December 31, 2024, or April 30, 2025, and (b) file a definitive information statement as soon as permissible.

The Note matures 12 months following the issue date, accrues interest of 10% per annum, and is convertible into shares of the Company’s common stock at the election of the holder, at or following six months after the issue date, at a conversion price equal to 90% of the lowest daily volume-weighted average price (during regular trading hours) on any trading day during the 5 trading days prior to the conversion date; provided, however, that the holder may not convert the Note to the extent that such conversion would result in the holder’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. Additionally, the holder of the Note is entitled to deduct $1,750 from the conversion amount (or $500 if the conversion amount is $25,000 or less) in each note conversion to cover the holder’s fees associated with the conversion.

The foregoing descriptions of the SPA and Note do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 3.02. The Note and Shares were sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the issuances did not involve a public offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated April 4, 2025, entered into between the Company and Pacific Pier Capital II, LLC *

10.2	Promissory Note, dated April 4, 2025, issued by the Company to Pacific Pier Capital II, LLC *

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

CLEAN ENERGY TECHNOLOGIES, INC.

Dated: April 9, 2025	By:	/s/ Kambiz Mahdi
Kambiz Mahdi
Chief Executive Officer